Exhibit 10.10

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
FILLING SERVICES AGREEMENT
This Agreement is made this 18th day of March, 2002 (the “Effective Date”), by and between BioPort Corporation, a Michigan corporation having its principal office at 3500 North Martin Luther King Jr. Blvd., Lansing, MI 48906 (“BIOPORT”) and HOLLISTER-STIER Laboratories LLC, a Delaware limited liability company having its principal office at 3525 North Regal Street, Spokane, WA 99207 (“HOLLISTER-STIER”) (sometimes referred to in the singular as “Party” and collectively as the “Parties”).
RECITALS
WHEREAS, BIOPORT is engaged in the production and sale of vaccines;
WHEREAS, HOLLISTER-STIER is a contract filler in the pharmaceutical industry and experienced in the filling services of pharmaceuticals;
WHEREAS, BIOPORT has, as specified herein, several contracts with the United States Government for the production, testing and maintenance of Anthrax Vaccine Adsorbed (“AVA”);
WHEREAS, BIOPORT produces AVA in bulk quantities and desires to fill this vaccine in vials at an FDA-licensed location; and
WHEREAS, BIOPORT desires to engage HOLLISTER-STIER directly to provide filling services, and HOLLISTER-STIER desires to be so engaged.
NOW, THEREFORE, the parties hereto agree as follows:
AGREEMENT
1.0	Definitions: As used in this agreement, the following definitions shall apply:
1.1	“Act” shall mean the US Food, Drug and Cosmetic Act of 1934, and the regulations promulgated thereunder, as the same may be amended from time to time.

1.2	“Bulk Lot” shall mean each separate and distinct quantity of Bulk Product designated as a single batch or lot by BIOPORT and designated by lot number.

1.3	“Bulk Product” shall mean AVA in bulk form as manufactured by BIOPORT and shipped to HOLLISTER-STIER.

1.4	“Bulk Product Specification(s)” means the specifications for the composition, testing, packaging and labeling of the Bulk Product.

1.5	“Certificate of Analysis” and “COA” shall mean a document prepared in accordance with cGMP and certifying that a Filled Lot meets the Filling Process Specifications as referenced, signed and dated by a duly authorized representative of the Quality Assurance Department of HOLLISTER-STIER.

1.6	“cGMP” shall mean current Good Manufacturing Practices as such term is used in the Act.
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1.7	“Confidential Information” shall mean any nonpublic information of BIOPORT that has been or will be communicated to HOLLISTER-STIER or any nonpublic information of HOLLISTER-STIER that has been or will be communicated to BIOPORT, including without limitation, trade secrets, business methods, operating procedures, manufacturing methods and processes, prices, product forecasts, actual orders, and customer information, whether in a written, oral or visual format; provided, however, that “Confidential Information” will not include any information that is: (a) already known to the receiving Party at the time of disclosure hereunder, as demonstrated by its written records; (b) now or hereafter becomes publicly known other than through acts or omissions of the receiving Party, or anyone to whom the receiving Party disclosed such information; (c) disclosed to the receiving Party on a nonconfidential basis by a third party under no obligation of confidentiality to the disclosing Party; or (d) independently developed by the receiving Party without reliance on the Confidential Information of the disclosing Party as shown by its written records.

1.8	“FDA” shall mean the United States Food and Drug Administration.

1.9	“Filled Lot” shall mean each separate and distinct quantity of Filled Product processed under continuous conditions from a [**] Bulk Lot and that is designated as a single batch or lot by HOLLISTER-STIER and designated by a lot number.

1.10	“Filled Product” shall mean vials filled by HOLLISTER-STIER with Bulk Product in accordance with all Filling Process Specifications and other requirements of this Agreement.

1.11	“Filling Process Specification(s)” means the requirements and statement of procedures for filling, testing, packaging, labeling, storage, and shipping Filled Product, as set forth in [**], as altered or amended pursuant to Section 4.12. The Filling Process Specifications do not include matters covered by the Bulk Product Specifications.

1.12	“Good Faith Annual Estimate” shall have the meaning described in Section 5.2.

1.13	“Health Authority” means a regulatory authority having jurisdiction over the manufacture or sale of Bulk Product or Filled Product, including but not limited to the Canadian Health Protection Branch, the European Medicines Evaluation Agency, the FDA and any other relevant national regulatory agency in any nation, and “Health Authorities” shall mean collectively all such regulatory authorities.

1.14	“Percentage Yield” means the ratio of the Yield to the Theoretical Yield with respect to a particular Bulk Lot, expressed as a percentage.

1.15	“Term Year” means (a) the period between the Effective Date and the end of the calendar year in which the Effective Date occurs (the “First Term Year”) and (b) any one of the four next following calendar years.

1.16	“Theoretical Yield” means the number of vials of Filled Product that could be filled from a particular Bulk Lot based on the total amount of Bulk Product in such Bulk Lot.

1.17	“Yield” means the number of acceptable vials of Filled Product available for shipment to BIOPORT that were filled from a particular Bulk Lot.
2.0	ENGAGEMENT AND LICENSE. BIOPORT hereby engages HOLLISTER-STIER, on a nonexclusive basis, and HOLLISTER-STIER hereby accepts such engagement, to provide BIOPORT with filling services to produce Filled Product in accordance with the Filling Process Specifications and the other terms and conditions set forth in this Agreement, as ordered by BIOPORT in accordance with this Agreement. BIOPORT
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hereby grants HOLLISTER-STIER a nonexclusive, royalty-free right and license to practice any and all patents, know-how, and other intellectual properties, proprietary rights and technologies (including without limitation as to access to or use or modification of any tangible materials) owned or controlled by BIOPORT that are necessary or useful in the performance by HOLLISTER-STIER of its activities under, and in preparation for, this Agreement.

3.0	REPRESENTATIONS AND WARRANTIES. BIOPORT and HOLLISTER-STIER each represent and warrant to the other as follows:
3.1	It has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

3.2	Except as provided in Section 4.10, it has or shall obtain prior to performance hereunder such permits, licenses and authorizations of government or regulatory authorities as are necessary to own its respective properties, conduct its business and consummate the transactions contemplated hereby.

3.3	It is not currently debarred, suspended, or otherwise excluded by the United States from receiving Federal contracts.

3.4	All laboratory, scientific, technical and/or other data submitted by or on behalf of BIOPORT relating to the Bulk Product or by or on behalf of HOLLISTER-STIER relating to the Filled Product, shall, to the best of the submitter’s knowledge, be true and correct and shall not contain any material falsification, misrepresentation or omission.

3.5	In performing its obligations or activities under or in connection with this Agreement, it shall comply with all applicable existing and future laws, rules and regulations of the United States and the States thereof; provided, however, that HOLLISTER-STIER may rely on BIOPORT’s warranty that the Filling Process Specifications conform to all applicable laws, rules and regulations.

3.6	Each Party represents and warrants that neither it nor its employees or agents has made or will make any payments in connection with this Agreement or from funds paid or payable hereunder directly or indirectly to any officials or employees of any governmental agency or instrumentality.

3.7	HOLLISTER-STIER represents and warrants to BIOPORT as follows:
3.7.1	HOLLISTER-STIER’s performance of the filling services will not violate or misappropriate any patent, copyright, trademark, trade secret or other intellectual property right of any third party (other than as may be due to HOLLISTER-STIER’s compliance with BIOPORT’s instructions or other matters bearing on the Bulk Product or its filling that are the responsibility of BIOPORT as provided herein).

3.7.2	The Filled Product shall when delivered to BIOPORT hereunder meet all Filling Process Specifications, be of good, merchantable and usable quality, free of defects in materials and workmanship, suitable for the purposes for which the Filled Product is to be used, and shall not be adulterated or misbranded within the meaning of the Act or other substantially similar laws and statutes; provided, however, that the foregoing shall not apply to the extent that any defect or deficiency is caused by the Bulk Product or any other materials or technologies provided by BIOPORT or is due to HOLLISTER-STIER’s compliance with the Filling Process Specifications or any other instructions provided by BIOPORT.
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3.7.3	Subject to obtaining the rights and authorizations that are the responsibility of BIOPORT pursuant to Section 4.10, HOLLISTER-STIER’s manufacturing facilities for the Filled Product: (a) conform, and will conform throughout the term of this Agreement, in all material respects with applicable laws, regulations and approvals governing such facilities, including but not limited to the cGMP as defined by 21 Code of Federal Regulations Sections 210, 211, et seq., (b) will be adequate to produce at least [**] Filled Lots per annum; and (c) shall conform to FDA requirements for a multiple product facility, including without limitation with respect to prevention of cross contamination of products.

3.7.4	HOLLISTER-STIER shall not, during the term of this Agreement, fill any penicillin-based products, beta-lactam-based products, live viral vaccines or spore forming products in the same small volume parenteral facility used to fill any of the Filled Products (the “Filling Suite”).

3.7.5	All product contact parts used to fill the Filled Product will be dedicated solely to Filled Product or disposed after each use.
3.8	BIOPORT represents and warrants to HOLLISTER-STIER as follows:
3.8.1	BIOPORT has the full power and authority to grant the licenses it grants under this Agreement and to engage HOLLISTER-STIER hereunder, and the granting of the licenses granted to HOLLISTER-STIER hereunder, and the exercise by HOLLISTER-STIER of the rights granted by BIOPORT under such engagement or licenses will not breach any obligation to or right of any third party.

3.8.2	Neither the Bulk Product, the BIOPORT technology licensed hereunder, nor the use thereof by HOLLISTER-STIER, nor HOLLISTER-STIER’s conduct of the filling services in conformity with the Filling Process Specifications, shall cause HOLLISTER-STIER to violate any law or infringe, violate or misappropriate any patent, copyright, trademark, trade secret or other intellectual property right of any third party.

3.8.3	The Bulk Product shipped by BIOPORT to HOLLISTER-STIER shall be accompanied by a complete and accurate AVA Bulk Formulation Lot Approval for Filling Form (the “Approval for Filling Form”), duly signed by an authorized representative of BIOPORT’s Quality Assurance Department, and be of good, merchantable and usable quality, free of defects in materials and workmanship, suitable for the purposes for which the Bulk Product is to be used, and shall not be adulterated or misbranded within the meaning of the Act. The Bulk Product does not and will not contain any select agent as defined in subsection (j) of 42 CFR section 72.6, unless the same is exempted under subsection (h) of such section 72.6 or Appendix A of 42 CFR part 72, as such provisions may be amended from time to time.

3.8.4	BIOPORT shall not release any Filled Product for distribution, sale or use without conducting all testing and certifications thereof that are the responsibility of BIOPORT hereunder or under current health, safety and environmental regulations, laws, Health Authority rules and regulations, and industry standards.
THE WARRANTIES SET FORTH HEREIN ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY EITHER PARTY UNDER THIS AGREEMENT, AND NEITHER PARTY MAKES ANY OTHER WARRANTIES EXPRESS OR IMPLIED OR ARISING BY LAW, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.
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EXCEPT FOR THE INDEMNITY OBLIGATIONS SET FORTH IN THIS AGREEMENT OR FOR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR COVER OR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BULK PRODUCT OR FILLED PRODUCT OR ANY SERVICES PROVIDED OR TO BE PROVIDED IN CONNECTION WITH THE BULK PRODUCT OR FILLED PRODUCT.

4.0	COVENANTS
4.1	The sterile Bulk Product and all vials, stoppers, seals and other materials to be provided by BIOPORT pursuant to the Filling Process Specifications will be delivered to HOLLISTER-STIER at BIOPORT’s expense and liability, along with BIOPORT’s Approval for Filling Form for each Bulk Lot. BIOPORT shall deliver or cause to be delivered quantities of Bulk Product and such other items, and shall do so in a timely manner, sufficient for HOLLISTER-STIER to perform the filling services called for hereunder.

4.2	To the extent called for in the Filling Process Specifications, HOLLISTER-STIER shall conduct materials tests of each Bulk Lot, but no such testing (or failure so to test) will relieve BIOPORT of its responsibility hereunder to deliver the Bulk Product in conformity with the requirements of the Approval for Filling Form, as based on the Bulk Product Specifications. If such materials tests indicate that any of the Bulk Product does not meet the requirements of the Approval for Filling Form, as based on the Bulk Product Specifications, HOLLISTER-STIER will immediately so inform BIOPORT and BIOPORT will supply replacement Bulk Product that does conform to the Bulk Product Specifications.

4.3	For each Filled Lot filled by HOLLISTER-STIER, HOLLISTER-STIER shall perform the following testing for compliance with the Filling Process Specifications: final container sterility and gross visual inspection. Upon completion of such testing and review of manufacturing records, HOLLISTER-STIER shall submit to BIOPORT a COA listing the results of such testing and copies of all agreed upon records. Subject to HOLLISTER-STIER’s prior consent (such consent not to be unreasonably withheld if either the same does not add to the costs of HOLLISTER-STIER’s performance hereunder or BIOPORT agrees to bear all additional costs associated with the same), BIOPORT, may, from time to time, change the type of test(s) or the form of the records to be provided by HOLLISTER-STIER to BIOPORT for each Filled Lot.

4.4	BIOPORT is responsible for the release of the Filled Product for sale or distribution.

4.5	BIOPORT is responsible for the Stability Testing Program for the Filled Product.

4.6	BIOPORT is responsible for maintaining Retention Samples of Filled Product.

4.7	BIOPORT is responsible for compliance with the requirements of all Health Authorities concerning the reporting of any adverse reactions or other events (“Adverse Events”) that may occur as the result of the manufacture, testing, sale or use of the Bulk Product or the Filled Product. HOLLISTER-STIER shall advise BIOPORT promptly of any Adverse Event, safety or toxicity problem reported to HOLLISTER-STIER regarding Filled Product.

4.8	Except as required by applicable law and/or regulations, or in order to seek approval of any Health Authority, neither Party shall make any use of the other Party’s name,
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whether in a press release, company profile, promotional or advertising material or otherwise, without the other Party’s prior written approval.

4.9	BIOPORT and HOLLISTER-STIER shall provide to each other copies of all correspondence from Health Authorities related to the Bulk Product or Filled Product, including all inspection reports issued by Health Authorities during the term of this Agreement, provided, however, that BIOPORT shall only be required to provide such copies to the extent they relate to the filling process or the filling services of HOLLISTER-STIER. HOLLISTER-STIER shall provide informal notice within 24 hours by telephone of any such inquiry or inspection. All documents provided by HOLLISTER-STIER to any Health Authority, with respect to Filled Product or Bulk Product or its SVP facility, shall be provided to BIOPORT in advance for review and comment if feasible, and in no case shall such documents be provided to BIOPORT later than three (3) business days after such documents are provided to any Health Authority. To the extent permitted by law or regulation: (a) HOLLISTER-STIER shall promptly notify BIOPORT of all Health Authority inspections concerning the Filled Product or Bulk Product, and (b) BIOPORT shall have the right to be present for such inspection, at BIOPORT’s risk and expense.

4.10	While HOLLISTER-STIER shall be responsible to obtain and maintain any generally-applicable FDA approvals of its facility as a licensed FDA facility (i.e., not specific to the manufacture of Filled Product or to the receipt, storage, shipping or handling of Bulk Product or Filled Product), BIOPORT shall be solely responsible at its risk and expense for obtaining all permits, licenses, and authorizations necessary for HOLLISTER-STIER to fill and ship the Filled Product under this Agreement. Filling operations are to be performed using appropriate safety measures and containment techniques as dictated by current health, safety and environmental regulations, laws, Health Authority rules and regulations, and industry standards.

4.11	BIOPORT shall supply HOLLISTER-STIER with a Safety Sheet and the U.S. Department of Transportation Hazard Classification for the Bulk Product and Filled Product. HOLLISTER-STIER and BIOPORT shall cooperate reasonably to develop mutually-agreed safety procedures as amendments to the Filling Process Specifications, for the handling of the Bulk Product and Filled Product and treatment or disposal of wastes relating thereto that comply with all federal, and state environmental and occupational safety and health requirements. HOLLISTER-STIER shall, in accordance with BIOPORT’s instructions, ship rejected Bulk Product or Filled Product to such destination as BIOPORT shall designate in writing. The expense for disposal or reclamation of rejected Bulk Product or Filled Product and waste shall be borne by BIOPORT, provided, however, that the expense for disposal of rejected Bulk Product or Filled Product due to failure of HOLLISTER-STIER to perform its obligations under this Agreement shall be borne by HOLLISTER-STIER. HOLLISTER-STIER will not dispose of rejects or waste Bulk Product or Filled Product without prior written consent from BIOPORT.

4.12	No changes to the Filling Process Specifications shall be made without the mutual written consent of BIOPORT and HOLLISTER-STIER. However, the Parties agree to amend the Filling Process Specifications at the times, and in accordance with the procedures, set forth in the Filling Process Specifications, in order, among other things, to alter the preliminary Percentage Yield called for under the Filling Process Specifications to reasonably reflect the Yields obtained by HOLLISTER-STIER in the initial Filled Lots during the term hereof.

4.13	HOLLISTER-STIER shall not make any changes or additions to or alter in any way its Filling Suite, or the equipment, testing procedures, validation, suppliers of raw materials and components, or documentation systems that relate to the Bulk Product or the Filled Product without the prior written consent of BIOPORT, which consent shall not be unreasonably withheld or delayed.
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4.14	HOLLISTER-STIER shall provide BIOPORT with not less than thirty (30) days advance written notice of HOLLISTER-STIER’s commencement of production or filling in the Filling Suite of any product that is not within one or more of the Product Classifications specified in the Filling Process Specifications. “Product Classifications” means those types and classes of products any of which are or have been produced or filled in the Filling Suite, including those as of or prior to the Effective Date and those of which HOLLISTER-STIER gives notice under this Section (all of which shall be deemed from that point forward to be added to the list of Prior Product Classifications in the Filling Process Specifications).

4.15	The Parties agree that the filling services under this Agreement shall be conducted at the HOLLISTER-STIER facility in Spokane, Washington.

4.16	Subject to the confidentiality provisions of Section 8, BIOPORT shall have the right, at its risk and expense, to have personnel on site (maximum of two people) observing operations during filling and other related activities.
5.0	ORDERING AND SUPPLY OF FILLED PRODUCT
5.1	HOLLISTER-STIER agrees to meet all of BIOPORT’s firm purchase orders for Filled Product, based on BIOPORT’s forecasts for Filled Product as set forth in Section 5.2 of this Agreement.

5.2	BIOPORT and HOLLISTER-STIER shall cooperate in estimating and scheduling production of commercial orders.
5.2.1	BIOPORT shall annually provide a Good Faith Annual Estimate of the timing and pace of its expected specific orders for Filled Product. The first such Good Faith Annual Estimate shall be given upon execution of this Agreement and shall cover orders during the remainder of the First Term Year, and subsequent Good Faith Annual Estimates shall be delivered to HOLLISTER-STIER on or before each November 1, with respect to the next following Term Year. The estimates in each Good Faith Annual Estimate shall be good faith forecasts to assist HOLLISTER-STIER in planning its production and shall be non-binding and without prejudice to BIOPORT’s subsequent firm orders.

5.2.2	Subject to Section 5.2.4, on or before the first day of each calendar month, BIOPORT shall provide a firm purchase order for the next following calendar month, thereby constituting a rolling monthly firm purchase order; provided, however, that during any Term Year in which BIOPORT is filling AVA itself (or is actively preparing to do so), or is obtaining or has contracted to obtain AVA filling services from any other source, BIOPORT shall, on or before the first day of each calendar month, provide a firm purchase order for the next three following calendar months, thereby constituting a rolling three-month firm purchase order.

5.2.3	To the extent that BIOPORT requests that HOLLISTER-STIER fill more lots than are the subject of a firm purchase order, HOLLISTER-STIER shall accommodate such additional fill requests subject to its then-available production capacity.

5.2.4	BIOPORT may, without charge or breach of this Agreement, cancel or delay any firm order for a Filled Lot or Filled Lots, provided that it gives HOLLISTER-STIER notice of such cancellation or delay prior to the acceptance of the Bulk Lot for such Filled Lot(s) by HOLLISTER-STIER in accordance with the incoming inspection requirements as set forth in the Filling Process Specifications. Where BIOPORT gives such notice of a delay, rescheduling of the delayed Filled Lot
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shall be accommodated into HOLLISTER-STIER’s schedule subject to its then-available production capacity. Following such arrival of the Bulk Lot for a Filled Lot covered by a firm order, BIOPORT may not cancel or delay such Filled Lot unless it pays HOLLISTER-STIER a fee (the “Order Change Fee”) equal to [**]% of the aggregate Lot Production Fee (determined under Article 6) for the Filled Lot(s) that are so cancelled or delayed by BIOPORT. The parties agree that the Order Change Fee is a reasonable fee (and not a penalty) to compensate HOLLISTER-STIER for disruptions in its personnel planning and facilities usage.
5.3	If BIOPORT believes that a Filled Lot as delivered to it by HOLLISTER-STIER does not conform to the Filling Process Specifications, BIOPORT shall promptly so notify HOLLISTER-STIER, specifying the grounds for BIOPORT’s belief in as much detail as is available to BIOPORT. If HOLLISTER-STIER disagrees, the Parties shall use their best efforts to resolve such disputes amicably. If the parties are unable to resolve the dispute, the matter shall be referred for resolution to an independent laboratory or other recognized expert, agreed to by the parties, whose decision shall be final and binding. Any charges of such laboratory or expert shall be paid for by the party against whom the dispute is decided. If BIOPORT does not give HOLLISTER-STIER such a notice of non-conformity prior to the tenth (10th) business day following delivery of the COA for a given Filled Lot and the batch record for such Filled Lot, BIOPORT will be deemed to have accepted such Filled Lot.

5.4	Where volumes of Bulk Product in excess of those anticipated under the Percentage Yields called for in the Filling Process Specifications do not meet the Filling Process Specifications or are made unusable or are otherwise destroyed in the course of the filling services for a Filled Lot, but the balance of such Filled Lot remains in conformity with this Agreement, BIOPORT shall AS ITS SOLE REMEDY THEREFOR, be entitled to a prorata price adjustment to reflect the shortfall (to the extent under such Percentage Yield) in the anticipated volume in such Filled Lot. As an example, if the Percentage Yield called for in the Filling Process Specifications for a Filled Lot is [**]% and the actual Percentage Yield achieved for such Filled Lot is [**]%, then the price for such Filled Lot (as otherwise determined under Article 6) would be reduced by [**]% (representing [**]% — [**]%).

5.5	If an entire Filled Lot is made unusable or is destroyed, either through the fault of HOLLISTER-STIER or otherwise because it does not meet the Filling Process Specifications, HOLLISTER-STIER shall promptly so inform BIOPORT or BIOPORT shall promptly so inform HOLLISTER-STIER, as the case may be, together with an explanation of the circumstances and HOLLISTER-STIER shall, AS BIOPORT’S SOLE REMEDY THEREFOR, (i) conduct the filling services for the replacement Bulk Lot without charge, including bearing the cost of vials, stoppers, seals and other costs associated with the filling and preparation for shipment of the Filled Product, provided that BIOPORT at its risk and expense (other than shipping costs) supplies the replacement Bulk Lot; (ii) conduct a non-conforming materials run without charge to BIOPORT, if reasonably so requested by BIOPORT; (iii) conduct, without charge to BIOPORT, appropriate additional training of personnel, development work and/or technical studies to address the causes underlying the failed fill as BIOPORT and HOLLISTER-STIER agree in good faith after consultation are called for under the circumstances; and (iv) pay for all destruction costs associated with the rejected material, including any shipment related expenses, any such destruction only to occur with BIOPORT’s prior written consent.
6.0	PRICE — PAYMENT
6.1	The initial price to be paid by BIOPORT for the filling services for each Filled Lot (the “Lot Production Fee”) shall be [**] dollars ($[**]); provided, however, that effective for Filled
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Products shipped following the thirtieth day after the first and each subsequent anniversary of the Effective Date, the initial Lot Production Fee set forth above shall be increased to reflect increases (if any, but not decreases) since the Effective Date in the “Producer Price Index — Pharmaceutical Preparations” (code PCU2834) published by the US Bureau of Labor Statistics, or if the same is no longer published, the successor index published by the US BLS that is most similar thereto (the “Index”).

6.2	All prices for Filled Product shall be on the basis of Filled Product being shipped F.O.B. HOLLISTER-STIER’s plant in Spokane, Washington. Shipment of Filled Product shall be arranged by BIOPORT and the cost and liability of such shipment shall be borne by BIOPORT.

6.3	In addition to the prices for Filled Product specified under Section 6.1, and the matters described in Sections 4.3 and 4.10, certain additional costs specifically associated with HOLLISTER-STIER’s performance and preparation for performance under this Agreement have been borne by BIOPORT and/or the U.S. Government under separate agreements, either as one-time costs or otherwise. Any future such additional costs shall be negotiated by the parties in good faith, and where appropriate BIOPORT shall assist HOLLISTER-STIER to obtain reimbursement therefor from the U.S. Government, either directly or through BIOPORT.

6.4	HOLLISTER-STIER will issue an invoice at such time as BIOPORT has accepted the Filled Lot pursuant to Section 5.3.

6.5	BIOPORT will be required to pay HOLLISTER-STIER for all Filled Product ordered during any period when Production and Testing Procedures have not been fully developed and validated, either initially or due to any agreed changes or modifications thereto.

6.6	During periods when the cost for filling services is to be directly reimbursed by the Government to BIOPORT: (a) BIOPORT will include HOLLISTER-STIER’s invoice amounts, with respect to Filled Product to be provided to the U.S. Government, in its invoice to the Government submitted on or before the 30th day of the month and shall pay HOLLISTER-STIER within ten (10) days of receiving payment from the Government; and (b) regardless of whether BIOPORT shall receive compensation from the Government, BIOPORT shall pay HOLLISTER-STIER a minimum of [**]% of the invoiced amount within thirty (30) days of receipt of HOLLISTER-STIER’s invoice and shall within 90 days of HOLLISTER-STIER’s issuance of the invoice pay HOLLISTER-STIER the balance of the invoiced amounts if BIOPORT has not received payment from the Government due to any fault or deficiency in BIOPORT’s performance, billing or documentation under its contract with the Government. During periods when the cost for filling services is to be included in the price of Filled Product to be provided by BIOPORT to the Government, and at all times with respect to Filled Product to be supplied to any BIOPORT customer other than the U.S. Government, BIOPORT shall pay HOLLISTER-STIER’s invoices within thirty days of receipt of invoice.

6.7	The remittance address for payments to HOLLISTER-STIER hereunder is:
Hollister-Stier Laboratories LLC
P.O. 201236
Dallas, Texas 75320-1236
7.0	AUDITS AND INSPECTIONS. HOLLISTER-STIER shall allow up to [**] of BIOPORT’s personnel (or its authorized representatives as approved for such purpose by HOLLISTER-STIER, which approval shall not be unreasonably withheld) access, during normal business hours up to two (2) times per Term Year (and not more than three days per time), to HOLLISTER-STIER’s facilities for the purpose of conducting a quality
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systems audit as such systems relate to the filling and packaging of the Filled Products. HOLLISTER-STIER’s personnel shall provide such BIOPORT personnel or such approved authorized representatives with all necessary assistance, including access to documents and reports to the extent bearing on the filling services (including but not limited to validation documents), during such inspections. The failure to inspect shall not be deemed a waiver of any of BIOPORT’s rights or of HOLLISTER-STIER’s obligations under this Agreement.

8.0	CONFIDENTIALITY. The parties acknowledge and agree that the terms and conditions of this Agreement shall remain confidential. The Parties acknowledge and agree that all Confidential Information of a Party shall be considered confidential and proprietary to such Party. Each Party agrees not to use any Confidential Information of the other Party for any purpose other than as permitted herein or required for the performance by such Party of its obligations hereunder. Each Party also agrees, during and following the term of this Agreement, not to disclose or provide any of the other Party’s Confidential Information except to its personnel, contractors or consultants with a need to know the same for purposes of such Party’s performance under this Agreement and to take reasonable precautions (at least as protective as those such Party takes to protect its own, and in no event less than reasonable precautions, to prevent the disclosure of the other Party’s Confidential Information to any other third party or for any other purpose. Nothing herein shall prevent either Party from disclosing any Confidential Information of the other Party to the extent such disclosure is required by applicable law or regulation, or by order of any court or governmental body, provided that such Party gives the other Party such advance notice of the disclosure as may be practicable under the circumstances and assists with any reasonable attempts by such other Party to limit or to restrict such disclosure in accordance with applicable law.

9.0	AUTHORIZED CONTACTS. The Parties will interact for purposes of this Agreement primarily through their designated primary contacts. HOLLISTER-STIER’s primary contact for this Agreement is [**], and BIOPORT’s primary contact for this Agreement is [**]. Either Party may change its primary contact from time to time by written notice from either the out-going primary contact or from such Party’s President.

10.0	TERM AND TERMINATION. This Agreement will become effective as of the Effective Date and shall continue in effect until the end of the fifth Term Year (December 31, 2006), provided, however, that either party may terminate this Agreement in the event of a material breach by the other party of any one or more terms or obligations of this Agreement which is not remedied within ninety (90) days after receipt of written notice of the breach from the non-breaching party or, if such breach cannot reasonably be cured within such 90-day period, if the breaching party has failed to commence such cure within the 90-day period or to proceed diligently to prosecute such cure to completion within a reasonable time thereafter.

11.0	RELATIONSHIP OF PARTIES. With respect to the subject matter under this Agreement, the Parties are and remain independent contractors. This Agreement shall not be deemed to create a joint venture, partnership, association, or agency between the Parties. Neither Party hereunder is authorized to incur or create any obligation, express or implied, on behalf of the other Party or to bind the other Party in any manner whatsoever.

12.0	DISPUTES. All disputes arising under this Agreement that can not be settled amicably, shall be finally resolved by arbitration in Chicago, Illinois, before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, and any arbitral award thereon may be enforced by any court of competent jurisdiction. The prevailing Party in any arbitration shall be entitled to reimbursement from the other Party for the prevailing Party’s attorneys fees and other costs and
HS Filling Services Agreement — Final — March 18, 2002

expenses incurred in, and in preparation for, the arbitration and the enforcement of any judgment therefrom.

13.0	INSURANCE. BIOPORT and HOLLISTER-STIER each agree to maintain in force during the term of this Agreement product liability and other insurance coverage commensurate with industry standards and practices.

14.0	NO LIENS. HOLLISTER-STIER will not allow, directly or indirectly, create, incur, assume or permit to exist any lien or encumbrance of any kind on the Bulk Product or Filled Product.

15.0	NO SOLICITATION OF EMPLOYEES OR CUSTOMERS. Both Parties agree that, during the term of this Agreement, and for a period of twelve (12) consecutive months after termination of such Agreement, neither of the Parties will (a) directly induce or attempt to induce or otherwise counsel, advise, solicit or encourage any employee to leave the employ of the other Party or to accept employment with any other person or entity, (b) employ any person who, as of the time of such employment, had left the employ of the other Party within the previous six (6) months, and (c) actively solicit any customer, client, or business partner of the other Party to cease or reduce its relationship with that Party or induce or attempt to induce any such customer, client, or business partner to breach any agreement that such customer, client, or business partner may have with the other Party.

16.0	INDEMNIFICATION.
16.1	Indemnification of BIOPORT. HOLLISTER-STIER shall indemnify, defend and hold BIOPORT and its directors, personnel, owners, and agents harmless from and against any and all damages, losses, obligations, deficiencies, liabilities, costs, expenses, penalties, claims and encumbrances, including without limitation, attorneys’ fees and disbursements, resulting from or arising out of any third party claim or demand, including but not limited to a claim or demand for bodily injury or death, alleged to have arisen due to or in connection with any breach of warranty by HOLLISTER-STIER hereunder or otherwise due to or in connection with a manufacturing defect in any Filled Product manufactured by HOLLISTER-STIER otherwise than in accordance with the Filling Process Specifications.

16.2	Indemnification of HOLLISTER-STIER. BIOPORT agrees to indemnify, defend, and hold harmless HOLLISTER-STIER and its directors, personnel, owners, and agents from and against any and all damages, losses, obligations, deficiencies, liabilities, costs, expenses, penalties, claims and encumbrances, including, without limitation, attorneys’ fees and disbursements, resulting from and arising out of any third party claim or demand, including but not limited to a claim or demand for bodily injury or death, alleged to have arisen due to or in connection with any breach of warranty by BIOPORT hereunder or otherwise due to or in connection with the production, use, sale, distribution, advertising and/or marketing of the Bulk Product or the Filled Product, except to the extent such claim or demand is the result of HOLLISTER-STIER’s failure to manufacture Filled Product in accordance with the Filling Process Specifications.

16.3	Procedures. Subject to the requirements and procedures specified in FAR 52.250-1, where applicable, BIOPORT and HOLLISTER-STIER agree to give, and agree that their respective directors, personnel, owners, and agents shall give, to the Party that is obligated to indemnify pursuant to this Section 16: (a) prompt notice of any claim or suit coming within the scope of the indemnities in this Section, (b) all relevant facts in its possession or control, (c) the right to exclusively control the defense or settlement of any action unless the Party or person being indemnified reasonably determines that a conflict of interest exists with respect to such assumption of such control due to actual or
HS Filling Services Agreement — Final — March 18, 2002

potential differing interests between the parties, and (d) its reasonable cooperation in the defense or settlement of any such action.

16.4	Limitation of Indemnification Liability. Neither party shall have any liability under this Section to the other or its directors, personnel, owners, and agents to the extent that damages, losses, obligations, deficiencies, liabilities, costs, expenses, penalties, claims and encumbrances result from the willful misconduct or gross negligence of the Party seeking indemnification (or whose directors, personnel, owners, and agents are seeking indemnification), or that of its officers directors, agents or employees.
17.0	LIMITATION OF LIABILITY.

Neither party shall be responsible to the other for payment of consequential, special or incidental damages. With the exception of a third party claim or demand for bodily injury or death alleged to have arisen due to or in connection with the manufacture of Filled Product by HOLLISTER-STIER otherwise than in accordance with the Filling Process Specifications, in no event shall HOLLISTER-STIER’s liability under Section 16 hereof exceed the Lot Production Fee and the other costs as described in Section 5.4 hereof to be borne by HOLLISTER-STIER.

18.0	FORCE MAJEURE.

If either Party’s performance of its respective obligations hereunder is prevented or made unprofitable to it by fire, strike, lockouts, war, civil disturbances, acts of God, altered laws or regulations, or other similar or dissimilar events beyond the reasonable control of the Party, the Party will not be liable to the other Party for damages or for breach of this Agreement. The Party being able to perform may, at its sole option, either (a) terminate this Agreement if the other Party is or reasonably appears likely to be so prevented from performing for a period in excess of 120 days, (b) extend the term of this Agreement by a period equal in length to the period during which the other Party was unable to perform its obligations hereunder, or (c) waive such obligations.

19.0	SEVERABILITY.

In the event that any one or more of the agreements, covenants, provisions or terms contained herein shall be declared invalid, illegal or unenforceable in any respect, the validity of the remaining agreements, covenants, provisions or terms contained herein shall in no way be affected, prejudiced or invalidated thereby.

20.0	PRIME CONTRACT FLOW DOWN

The following Federal Acquisition Regulations (“FAR”) clauses are incorporated herein by reference:

The services being provided by HOLLISTER-STIER under this Filling and Packaging Agreement represent subcontracted work under U.S. Army Medical Research and Material Command contract DAMD17-98-C-8052. The following provisions in that contract are hereby incorporated by reference into this subcontract and made a part thereof except that where not inappropriate in the context of the clauses (e.g., it is agreed to be inappropriate to alter the meaning of “Government” or of “Contracting Officer” in clause 52.249-2, “Termination for Convenience of the Government” in this way, and clause 52.249-2 will only be applied to this Agreement if and to the extent that the Government exercises that clause to terminate BIOPORT’s agreements with the Government), “Government” shall mean “BIOPORT”, “Contracting Officer” shall mean “BIOPORT’s representative”, “Contractor” shall mean HOLLISTER-STIER, and other terms shall be appropriately revised to reflect that this is a subcontract:
HS Filling Services Agreement — Final — March 18, 2002

     Federal Acquisition Regulation Clauses:

52.202-3	Gratuities (Apr 1984)

52.203-1	Officials Not To Benefit (Apr 1984)

52.203-5	Covenant Against Contingent Fees (Apr 1984)

52.203-6	Restrictions on Subcontractor Sales to the Government (Jul 1995)

52.203-7	Anti-Kickback Procedures (Jul 1995)

52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Jan 1997)

52.203-12	Limitation on Payments to Influence Certain Federal Transactions (Jun 1997)

52.211-15	Defense Priority and Allocation Requirements (Sep 1990)

52.215-2	Audit and Records — Negotiation (Aug 1996)

52.215-13	Subcontractor Cost or Pricing Data-Modifications (Oct 1997)

52.215-15	Termination of Defined Benefit Pension Plans (Oct 1997)

52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other Than Pensions (Oct 1997)

52.215-19	Notification of Ownership Changes (Oct 1997)

52.219-8	Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (Feb 1990)

52.222-3	Convict Labor (Aug 1996)

52.222-4	Contract Work Hours and Safety Standards Act — Overtime Compensation (Mar 1986)

52.222-20	Walsh-Healey Public Contracts Act (Dec 1996)

52.222-26	Equal Opportunity (Apr 1984)

52.222-35	Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (Apr 1998)

52.222-36	Affirmative Action for Workers with Disabilities (Jun 1998)

52.222-37	Employment Reports on Disabled Veterans and Veterans of the Vietnam Era (Apr 1998)

52.223-2	Clean Air and Water (Apr 1984)

52.223-6	Drug-Free Workplace (Jan 1997)

52.223-14	Toxic Chemical Release Reporting (Oct 1996)

52.225-10	Duty-Free Entry (Apr 1984)

52.225-11	Restrictions on Certain Foreign Purchases (Aug 1998)

52.226-2	Notice and Assistance Regarding Patent and Copyright Infringement (Aug 1996)
HS Filling Services Agreement — Final — March 18, 2002

52.227-1	Authorization and Consent (Jul 1995)

52.242-12	Report of Shipment (REPSHIP) (Jul 1995)

52.243-1	Changes — Fixed-Price (Aug 1987)

52.249-2	Termination for Convenience of the Government (Fixed-Price) (Sep 1996)

52.249-8	Default (Fixed-Price Supply and Service) (Apr 1984)

52.249-14	Excusable Delays (Apr 1984)

52.250-1	Indemnification under Public Law 85-804 (4/84)
Copies of these clauses are available in applicable Government publications. Some clauses are no longer set forth in the current FAR and must be obtained from prior versions of the FAR.

21.0	CONDITION PRECEDENT TO AGREEMENT.

Except for the last sentence of this Section 21, this Agreement shall not be effective until the Contracting Officer under the contract DAMD98-C-8052 between BIOPORT and the U.S. Government (“8052”) shall consent in writing to this Agreement as a subcontract to 8052 and shall approve pass-through indemnification to HOLLISTER-STIER under FAR clause 52.250-1 and that certain Memorandum of Decision of the Secretary of the Army dated November 15, 2000 (“Authority under Public Law (PL) 85-804 to include an Indemnification Clause in ... Contract No. DAMD17-98-C-8052 with BioPort Corporation (BioPort),” herein the “MOD”). The MOD is hereby incorporated into this Agreement by this reference. BIOPORT shall exert its continuing commercially reasonable best efforts to promptly secure such consent.

22.0	DEPARTMENT OF DEFENSE CONTRACTS.

The following contract clauses are incorporated by reference from the Department of Defense (DOD) Federal Acquisition Regulations (DFARS) and apply with the same force and effect if given in full text to contracts placed by BIOPORT in connection with DOD contracts. In addition, all DFARS clauses required by the U.S. Government by statute, regulation or otherwise to be flowed down are hereby incorporated into this Agreement by this reference. In all the following clauses, “Contractor” and “Offeror” mean HOLLISTER-STIER and “Government” and “Contracting Officer” mean BIOPORT and/or Government. Unless otherwise provided, the clauses are those in effect as of the date of this Contract.

Defense Federal Acquisition Regulation Clauses:

252.203-7000	Statutory Prohibition on Compensation to Former Department of Defense Employees (Dec 1991)

252.203-7001	Special Prohibition on Employment (Jun 1997)

252.203-7002	Display of DOD Hotline Poster (Dec 1991)

252.204-7000	Disclosure of Information (Dec 1991)

252.223-7004	Drug-Free Work Force (Sep 1988)

252.231-7000	Supplemental Cost Principles (Dec 1991)

252.243-7001	Pricing of Contract Modifications (Dec 1991)
HS Filling Services Agreement — Final — March 18, 2002

Copies of these clauses are available in applicable Government publications. Some clauses are no longer set forth in the current DFAR and must be obtained from prior versions of the DFAR

23.0	NOTICES.

Subject to Section 6.7, all notices permitted or required by this Agreement or other communications to either Party by the other shall be in writing and shall be deemed given (a) upon personal delivery or (b) three (3) days after being deposited in the United States mail (first class, postage prepaid) or (c) the day after being given to a reputable carrier for overnight shipment, addressed as follows:

To HOLLISTER-STIER:	Hollister-Stier Laboratories LLC
P.O. Box 3145
Spokane, Washington, 99220-3145
Attn: Anthony Bonanzino, President

To BIOPORT:	BioPort Corporation
3500 North Martin Luther King Blvd.
Lansing, MI 48906
Attn: Robert G. Kramer, President
24.0	ENTIRE AGREEMENT.

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreements between them with respect to that subject matter, including without limitation the Filling and Packaging Services Agreement dated December 21, 2000.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effectively as of the date first written above in two copies, each of which is deemed to be an original.

BIOPORT CORPORATION		HOLLISTER-STIER
LABORATORIES LLC

By	/s/ Robert G. Kramer	By	/s/ Anthony Bonanzino

Its:	President	Its:	President

AMENDMENT NO. 1
TO
FILLING SERVICES AGREEMENT
This Amendment No. 1 to the Filling Services Agreement dated March 18, 2002, by and between Hollister-Stier Laboratories LLC, a Delaware limited liability company (“Hollister-Stier”), and BioPort Corporation, a Michigan corporation (“BioPort”), is made effective this 18th day of April 2003.
RECITALS
Hollister-Stier and BioPort deem it desirable and to be in the best interests of the parties to amend the Agreement as hereinafter described and, therefore, the parties agree as follows:
A.	Amendment

Pursuant to Section 6.0 Price — Payment Paragraph 6.1 the price to be paid by BioPort for the filling services for each Filled Lot (the “Lot Production Fee”) shall be [**] dollars ($[**]) as of the effective date of this Amendment.

B.	Remaining Agreement

Except as set forth in Section A. hereof, all other terms, provisions and conditions of the Agreement remain in full force and effect as of the date hereof.

In WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date hereinabove stated, to be effective as of the date hereinabove stated.

HOLLISTER-STIER LABORATORIES LLC		BIOPORT CORPORATION

By:	/s/ Anthony D. Bonanzino	By:	/s/ Robert G. Kramer

Name: Anthony D. Bonanzino, Ph. D.		Name: Robert G. Kramer

Title: President and CEO		Title: President & COO

Date: March 13, 2003		Date: June 4, 2003

AMENDMENT NO. 2
TO
FILLING SERVICES AGREEMENT
This Amendment No. 2 to the Filling Services Agreement dated March 18, 2002, by and between Hollister-Stier Laboratories LLC, a Delaware limited liability company (“Hollister-Stier”), and BioPort Corporation, a Michigan corporation (“BioPort”), is made effective this 1st day of June 2004.
RECITALS
Hollister-Stier and BioPort deem it desirable and to be in the best interests of the parties to amend the Agreement as hereinafter described and, therefore, the parties agree as follows:
A.	Amendment

Pursuant to Section 6.0 Price — Payment Paragraph 6.1 the price to be paid by BioPort for the filling services for each Filled Lot (the “Lot Production Fee”) shall be [**] dollars ($[**]) as of the effective date of this Amendment. This pricing adjustment is based off the successor PPI index series PCU3254 for Pharmaceutical Preparations Mfg. The new price is calculated by the net change in the index between the Preliminary index for March of 2004 (355.1) and the base year index of March 2002 (323.7). The net effective increase in successive years will be calculated in this same manner, using the preliminary March index net increase over the base year index of March 2002.

B.	Remaining Agreement

Except as set forth in Section A. hereof, all other terms, provisions and conditions of the Agreement remain in full force and effect as of the date hereof.

In WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date hereinabove stated, to be effective as of the date hereinabove stated.

HOLLISTER-STIER LABORATORIES LLC		BIOPORT CORPORATION

By:	/s/ Anthony D. Bonanzino	By:	/s/ Robert G. Kramer

Name: Anthony D. Bonanzino, Ph. D.		Name: Robert G. Kramer

Title: President and CEO		Title: President

Date: 05/17/2004		Date: 5/24/04

AMENDMENT No. 3
TO
FILLING SERVICES AGREEMENT
     This Amendment No. 3 to the Filling Services Agreement dated March 18, 2002, is made and entered into this 1st day of September, 2004, by and between BIOPORT CORPORATION, a Michigan corporation, having its principal place of business at 3500 North Martin Luther King Jr. Blvd., Lansing, Michigan 48906 (“BIOPORT”), and HOLLISTER-STIER LABORATORIES, LLC, a Delaware limited liability company, having its principal place of business at 3525 North Regal Street, Spokane, Washington 99207 (“HOLLISTER-STIER”).
     WHEREAS, BIOPORT and HOLLISTER-STIER entered into a Filling Services Agreement dated March 18, 2002 (the “Agreement”), as modified by Amendments dated April 18, 2003 and June 1, 2004; and
     WHEREAS, pursuant to Modification P00065 to Contract DAMD17-91-C1139, the Department of Defense reimbursed BIOPORT for the cost of security at HOLLISTER-STIER in the amount of [**] Dollars ($[**]), which amount BIOPORT in turn paid to HOLLISTER STIER, to cover security for the period of October 2003 through December 2003; and
     WHEREAS, the Department of Defense has since agreed to reimburse BIOPORT for that portion of HOLLISTER-STIER’s security costs that are both related to the security of Bulk Product and Filled Product, as those terms, are defined in the Filling Services Agreement, and only to the extent the Bulk Product and Filled Product are allocated to a contract between BIOPORT and the Department of Defense; and
     WHEREAS, the Department of Defense has agreed to reimburse BIOPORT in the amount of [**] Dollars ($[**]) per month for security for the period of July 2004 through December 2004.
     NOW, THEREFORE, BIOPORT and HOLLISTER-STIER agree as follows:
     1. Definitions. The following definitions apply to this Amendment:
“Monthly Security Costs” shall mean the portion of HOLLISTER-STIER’s security costs each month that is associated with the services provided by HOLLISTER-STIER pursuant to the Filling Services Agreement.
“Product Security Guard” shall mean the security guard provided by HOLLISTER-STIER to provide dedicated security directly in conjunction with the services provided by HOLLISTER-STIER pursuant to the Filling Services Agreement.
“Timesharing Patrol” shall mean the use of security guards, other than Product Security Guards, to temporarily substitute for the Product Security Guard for short term breaks.
     2. HOLLISTER-STIER agrees to employ adequate security for the Bulk Product and Filled Product, as those terms are defined in the Filling Services Agreement, during all times in which such Bulk Product and/or Filled Product are in the possession and/or control of HOLLISTER-STIER. Such security shall consist of a Product Security Guard, with additional

Timesharing Patrols to cover officer breaks.
     3. HOLLISTER-STIER agrees that any personnel providing such security services, either as Product Security Guard or Timesharing Patrol, shall be fully qualified to provide such services.
     4. BIOPORT agrees to reimburse HOLLISTER-STIER for the Monthly Security Costs. Both Parties agree that, for the level of services now anticipated under the Filling Services Agreement, the Monthly Security Costs shall amount to [**] Dollars ($[**]) per month for the time period of July 2004 through December 2004. This agreement creates no obligation for BIOPORT to pay for security services after 12/31/04. Any compensation for security services after 12/31/04 is subject to future agreement.
     5. If HOLLISTER-STIER experiences or anticipates an increase in the Monthly Security Costs, it shall give such adequate advance written notice to allow BIOPORT to request an increase in reimbursement from the Department of Defense as necessary.
     6. If, during the period of July 2004 through December 2004, BIOPORT determines that such security services are no longer required, or that it requires a reduction in such services, BIOPORT shall give HOLLISTER-STIER thirty (30) days written notice pursuant to pursuant to Paragraph 23.0 of the Filling Services Agreement, and BIOPORT shall not be required to reimburse HOLLISTER-STIER for any security services provided in excess of the services described in such written notice.
     7. All other provisions of the Agreement, including all Exhibits or Addendums thereto, remain in full force and effect, and this Amendment is subject to the terms thereof.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date and year first above written.

BIOPORT CORPORATION		HOLLISTER-STIER
LABORATORIES, LLC

By:	/s/ Robert G. Kramer 9/3/04	By:	/s/ [Illegible] 9-4-04

Title: President		Title: V.P. — ENG/VAL./PD.

AMENDMENT TO FILLING SERVICES AGREEMENT
     This Amendment is made and entered into this 10th day of February, 2003, by and between BIOPORT CORPORATION, a Michigan corporation, having its principal place of business at 3500 North Martin Luther King Jr. Blvd., Lansing, Michigan 48906 (“BIOPORT”), and HOLLISTER-STIER LABORATORIES, LLC, a Delaware limited liability company, having its principal place of business at 3525 North Regal Street, Spokane, Washington 99207 (“HOLLISTER-STIER”).
     WHEREAS, BIOPORT and HOLLISTER-STIER entered into a Filling Services Agreement dated March 18, 2002 (the “Agreement”); and
     WHEREAS, pursuant to Section 21.0 of the Agreement, the Agreement did not become effective until such date that the Contracting Officer under Contract DAMD17-98-C-8052 (“Contract 8052”) between BIOPORT and the U.S. Government (the “Contracting Officer”) would consent in writing to the Agreement as a subcontract to Contract 8052 and approve pass-through indemnification to HOLLISTER-STIER under FAR Clause 52.250-1 and the Memorandum of Decision of the Secretary of the Army dated November 15, 2000; and
     WHEREAS, the Contracting Officer provided such consent and approved such pass-through indemnification to HOLLISTER-STIER by virtue of executing Modification P00036 to Contract 8052 on December 27, 2002, a copy of which is attached hereto; and
     WHEREAS, BIOPORT and HOLLISTER-STIER now desire to acknowledge the Contracting Officer’s actions as described above and desire to amend the Agreement.
     NOW, THEREFORE, BIOPORT and HOLLISTER-STIER agree as follows:
1.	Pursuant to the provisions of Section 21.0 of the Agreement, the effective date of the Agreement shall be December 27, 2002.

2.	FAR Clause 52.250-1 and the Modification P00036 to Contract 8052, each of which are attached to this Amendment, are hereby incorporated by reference into the Agreement.

3.	Section 16.2 of the Agreement (entitled “Indemnification of HOLLISTER-STIER”) is amended by inserting the following clause in front of the first sentence : “Except to the extent Hollister-Stier is indemnified from and against liabilities by the United States Government as a result of pass-through indemnification pursuant to FAR Clause 52.250-l,”.

4.	All other provisions of the Agreement, including all Exhibits or Addendums thereto, remain in full force and effect, and this Amendment is subject to the terms thereof.
[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duty authorized representatives as of the date and year first above written.

BIOPORT CORPORATION		HOLLISTER-STIER
LABORATORIES, LLC

By:	/s/ Robert G. Kramer	By:	/s/ [Illegible]

Title: President		Title: Vice President

1. CONTRACT ID CODE AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT J PAGE OF PAGES 1 2 —— — 2. AMENDMENT/MODIFICATION NO. December 27, 4. REQUISITION/PURCHASE REQ. NO. 5. PROJECT NO. (if applicable) P00036 2002 N/A N/A
6. ISSUED BY CODE DASG60 7. ADMINISTERED BY (If other than Item 8) CODE S2303A U.S. Army Space and Missile Defense Command Attn: SMDC -CM-CH (L. Selfridge) DCMC Detroit-Grand Rapids 64 Thomas Johnson Drive, 3rd Floor 678 Front Avenue, NW Frederick, MD 21702 Grand Rapids, Michigan 49504-5352
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code) ( ) 9A. AMENDMENT OF SOLICITATION NO. BIOPORT CORPORATION 3500 N. MARTIN LUTHER KING, JR. BLVD. LANSING, MI 48906 9B. DATED (See Item 11)
10A. MODIFICATION OF CONTRACT/ORDER NO. X DAMD17-98-C-8052
10B. DATED (See Item 13) CODE 025489018 FACILITY CODE September 17, 1998
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers [ ] is extended [ ] is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning ___copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) by separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required) N/A 13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF :
D. OTHER (Specify type of modification and authority) X Public Law 85-804 and Memorandum of Decision dated November 15, 2000 signed by the SECARMY
E. IMPORTANT: Contractor [X ] is not, [ ] is required to sign this document and return ___copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) See Attached. Except as provided herein, all terms and conditions of the document referenced in Items 9A or 10A, as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNER (Type or print) 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Lynn M. Selfridge Contracting Officer 16B. UNITED STATES OF AMERICA BY /s/ Lynn M. Selfridge. (Signature of person authorized to sign) 15C. DATE SIGNED (Signature of Contracting Officer) Dec 27, 2002
NSN 7540-01-152-8070 30-105 STANDARD FORM 30 (REV. 10-83) PREVIOUS EDITION UNUSABLE Prescribed by GSA

A. Pursuant to the authority granted by the Secretary of the Army to the Contracting Officer to include indemnification clauses in certain first-tier subcontracts awarded by the BioPort Corporation under contract DAMD17-98-C-8052, the following contract revisions is effected:
           Hollister-Stier Laboratories LLC, as a first-tier subcontractor to the BioPort Corporation shall have FAR 52.250-1 incorporated into the subcontract. The Memorandum of Decision dated November 15, 2000 containing the definition of “Unusually Hazardous Risk” pertinent, in part, to the subcontract is delineated below and is added to Section J of the Contract.
Adverse Reaction (or alleged adverse reaction) in a human form from administration of a vaccine or other material used in the production or testing of the vaccine, in conjunction with or as a result of the performance of the Subcontract, or administration of a vaccine produced, tested, or delivered under the Prime Contract.
The term “adverse reaction” (or “alleged adverse reaction”) includes anaphylaxis and other foreseeable and unforeseeable adverse reactions. Such adverse reactions include, but are not limited to: (1) reactions directly attributable to and resulting from the administration of the vaccine, or other material involved with the vaccine, production or testing (to include challenge materials); (2) reactions that manifest long after exposure, but which are directly attributable and resulting from the administration of the vaccine or other material involved with the production or testing of the vaccine; (3) failure of the vaccine to perform as intended or otherwise confer immunity; or (4) performance by the vaccine in a manner not intended.
Notwithstanding any other provision in the indemnification clause or the Memorandum of Decision, Hollister-Stier shall not be indemnified against grossly negligent or criminal behavior on the part of Hollister-Stier’s directors, officers or managers who have supervision over or direction of, all or substantially all of the operations at any one plant or separate locations where the subcontract is being performed.
B. This modification is executed without cost to either party and is without effect to any other contract terms or conditions.
Modification P00036 to
Contract DAMD17-98-C-8052

52.250 — Extraordinary Contractual Actions Provisions and Clauses.
52.250-1 — Indemnification Under Public Law 85-804.
Indemnification Under Public Law 85-804 (Apr 1984)
(a) “Contractor’s principal officials,” as used in this clause, means directors, officers, managers, superintendents, or other representatives supervising or directing —
(1) All or substantially all of the Contractor’s business;
(2) All or substantially all of the Contractor’s operations at any one plant or separate location in which this contrast is being performed; or
(3) A separate and complete major industrial operation in connection with the performance of this contract.
(b) Under Public Law 85-804 (50 U.S.C. 1431-1435) and Executive Order 10789, as amended, regardless of any other provisions of this contract, the Government shall, subject to the limitations contained in the other paragraphs of this clause, indemnify the Contractor against —
(1) Claims (including reasonable expenses of litigation or settlement) by third persons (including employees of the Contractor) for death; personal injury; or loss of, damage to, or loss of use of property;
(2) Loss of, damage to, or loss of use of Contactor property, excluding loss of profit; and
(3) Loss of, damage to, or loss of use of Government property, excluding loss of profit.
(c) This indemnification applies only to the extent that the claim, loss, or damage
(1) arises out of or results from a risk defined in this contract as unusually hazardous or nuclear and
(2) is not compensated for by insurance or otherwise. Any such claim, loss, or damage, to the extent that it is within the deductible amounts of the Contractor’s insurance, is not covered under this clause. If insurance coverage or other financial protection in effect on the date the approving official authorizes use of this clause is reduced, the Government’s liability under this clause shall not increase as a result.
(d) When the claim, loss, or damage is caused by willful misconduct or lack of good faith on the part of any of the Contractor’s principal officials, the Contractor shall not be indemnified for —
(1) Government claims against the Contractor (other than those arising through subrogation); or
(2) Loss or damage affecting the Contractor’s property.
(e) With the Contracting Officer’s prior written approval, the Contractor may, in any subcontract under this contract, indemnify the subcontractor against any risk defined in this contract as unusually hazardous or nuclear. This indemnification shall provide, between the Contractor and the subcontractor, the same rights and duties, and the same provisions for notice, furnishing of evidence or proof, and Government settlement or defense of claims as this clause provides. The Contracting Officer may also approve indemnification of subcontractors at any lower tier, under the same terms and conditions. The Government shall indemnify the Contractor against liability to subcontractors incurred under subcontract provisions approved by the Contracting Officer.
(f) The rights and obligations of the parties under this clause shall survive this contract’s termination, expiration, or completion. The Government shall make no payment under this clause unless the agency head determines that the amount is just and reasonable. The Government may pay the Contractor or subcontractors, or may directly pay parties to whom the Contractor or subcontractors may be liable.
(g) The Contractor shall —
(1) Promptly notify the Contracting Officer of any claim or action against, or any loss by, the Contractor or any subcontractors that may be reasonably be expected to involve indemnification under this clause;
(2) Immediately furnish to the Government copies of all pertinent papers the Contractor receives;
(3) Furnish evidence or proof of any claim, loss, or damage covered by this clause in the manner and form the Government requires; and
(4) Comply with the Government’s directions and execute any authorizations required in connection with settlement or defense of claims or actions.
(h) The Government may direct, control, or assist in settling or defending any claim or action that may involve indemnification under this clause.
(End of Clause)

Amendment No. 4
To
Filling Services Agreement
This Amendment No. 4 to the Filling Services Agreement dated March 18, 2002 is made and entered into this 17th day of May, 2006, by and between BioPort Corporation, a Michigan corporation, having its principal place of business at 3500 North Martin Luther King Jr. Blvd., Lansing, Michigan 48906 (BioPort), and Hollister-Stier Laboratories LLC, a Delaware limited liability corporation, having its principal place of business at 3525 North Regal Street, Spokane, Washington 99207 (Hollister-Stier).
Recitals
Hollister-Stier and BioPort deem it desirable and to be in the best interests of the parties to amend the Agreement as hereinafter described and, therefore, the parties agree as follows:
A. Amendment
Pursuant to Section 10.0 Term and Termination — It is the desire of BioPort and Hollister-Stier to extend the term of this agreement from December 31, 2006 to December 31, 2007.
B. Remaining Agreement
Except as set forth in Section A. hereof, all other terms, provisions and conditions of the Agreement remain in full force and effect as of the date hereof.
In WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the date hereinabove stated, to be effective as of the date hereinabove stated.

Hollister-Stier Laboratories LLC		BioPort Corporation

By:	/s/ A. Bonanzino	By:	/s/ Robert G. Kramer

Name:	/s/ A. Bonanzino	Name:	Robert G. Kramer

Title:	President, CEO	Title:	President & CEO

Date:	05/19/2006	Date:	May 23, 2006